Exhibit 10.6

ADOBE SYSTEMS INCORPORATED

1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

(as amended through March 28, 2006)

1.                                       Establishment, Purpose and Term of Plan.

1.1                                 Establishment. The Adobe Systems Incorporated Restricted Stock Option Plan was initially established effective March 27, 1987 and amended from time to time thereafter (the “Initial Plan”). The Initial Plan was amended and restated in its entirety as the Adobe Systems Incorporated 1996 Outside Directors Stock Option Plan (the “Plan”) effective as of the date of its approval by the stockholders of the Company, April 5, 1995 (the “Effective Date”).

1.2                                 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain highly qualified persons to serve as Outside Directors of the Company and by creating additional incentive for Outside Directors to promote the growth and profitability of the Participating Company Group.

1.3                                 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

2.                                       Definitions and Construction.

2.1                                 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)                                  “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)                                  “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d)                                 “Company” means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

(e)                                  “Consultant” means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

(f)                                    “Director” means a member of the Board or the board of directors of any other Participating Company.

(g)                                 “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(h)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)                                     “Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing price of the Stock (or the mean of the closing bid and asked prices of the Stock if the Stock is so reported instead) as reported on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System, the Nasdaq National Market System or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on Nasdaq, the Nasdaq National Market System or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

(j)                                     “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

(k)                                  “Optionee” means a person who has been granted one or more Options.

(l)                                     “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee.

(m)                               “Outside Director” means a Director of the Company who is not an officer of the Company, an Employee, or a Consultant.

(n)                                 “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(o)                                 “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(p)                                 “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(q)                                 “Rule 16b-3” means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(r)                                    “Service” means the Optionee’s service as a Director.

(s)                                  “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(t)                                    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2                                 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term “or” shall not be exclusive.

3.                                       Administration.

3.1                                 Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.2                                 Limitations on Authority of the Board. Except as otherwise provided herein, the Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options, to set the exercise price of the Options, to determine the number of shares of Stock to be subject to an Option or the time at which an Option shall be granted, to establish the duration of an Option, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

4.                                       Shares Subject to Plan.

4.1                                 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three million two hundred fifty thousand (3,250,000) and shall consist of authorized but unissued shares or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an

Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

4.2                                 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, and to any outstanding Options, and in the exercise price of any outstanding Options. For any changes in capital structure made after April 12, 2001, no adjustments shall be made in the number and class of shares subject to the “Initial Option” or “Annual Option” (as defined in Section 6.1). If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

5.                                       Eligibility and Type of Options.

5.1                                 Persons Eligible for Options. An Option shall be granted only to a person who, at the time of grant, is an Outside Director.

5.2                                 Options Authorized. Options shall be nonstatutory stock options; that is, options which are not treated as incentive stock options within the meaning of Section 422(b) of the Code.

6.                                       Terms and Conditions of Options. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1                                 Automatic Grant of Options. Subject to execution by an Outside Director of the appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

(a)                                  Initial Option. Prior to December 1, 2003, each person who is first elected or appointed as an Outside Director after the Effective Date shall be granted an Option to purchase sixty thousand (60,000) shares of Stock on the date of such initial election or appointment. Commencing on December 1, 2003, each person who is first elected or appointed as an Outside Director after the Effective Date shall be granted an Option to purchase fifty thousand (50,000) shares of Stock on the date of such initial election or appointment (Each, an “Initial Option”). Notwithstanding anything herein to the contrary, a Director of the Company who previously did not qualify as an Outside Director shall not receive an Initial Option in the event that such Director subsequently becomes an Outside Director.

(b)                                 Annual Option. Prior to December 1, 2003, each Outside Director (including any Director of the Company who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted, on the day immediately following the day of each annual meeting of the stockholders of the Company (an “Annual Meeting”) following which such person remains an Outside Director, an Option to purchase forty thousand (40,000) shares of stock. Commencing on December 1, 2003, each Outside Director (including any Director of the Company who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted, on the day immediately following the day of an Annual Meeting following which such person remains an Outside Director, an Option to purchase twenty-five thousand (25,000) shares of Stock (Each, an “Annual Option”). Notwithstanding the foregoing, an Outside Director who received an Initial Option subsequent to the preceding year’s Annual Meeting shall not receive an Annual Option with respect to the current year’s Annual Meeting.

(c)                                  Right to Decline Option. Notwithstanding the foregoing, any person may elect not to receive an Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted pursuant to Section 6.1(a) or (b), as the case may be.

6.2                                 Discretion to Vary Option Size. Notwithstanding any provision of the Plan to the contrary, the Board may, in its sole discretion, increase or decrease the number of shares of Stock that would otherwise be subject to one or more Initial Options or Annual Options to be granted pursuant to Section 6.1 if, at the time of such exercise of discretion, (a) the “disinterested administration” provisions contained in paragraph (c)(2)(i) of Rule 16b-3 are no longer applicable to any employee benefit plan maintained by a Participating Company and (b) the exercise of such discretion would not otherwise preclude any transaction in an equity security of the Company by an officer or Director of a Participating Company from being exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

6.3                                 Exercise Price. The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the date the Option is granted.

6.4                                 Exercise Period. Each Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

6.5                                 Right to Exercise Options. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee’s Service has been continuous from the date of Option grant until the relevant date set forth below, each Option, whether an Initial Option or an Annual Option, shall become vested and exercisable cumulatively for shares of Stock subject to the Option (the “Option Shares”) as follows:

(a)                                  For Options granted on or prior to March 28, 2006:

(i)                                     25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the first Annual Meeting following the date of Option grant.

(ii)                                  25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the second Annual Meeting following the date of Option grant.

(iii)                               50% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the third Annual Meeting following the date of Option grant.

(b)                                 For Options granted subsequent to March 28, 2006:

(i)                                     25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the first Annual Meeting following the date of Option grant.

(ii)                                  25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the second Annual Meeting following the date of Option grant.

(iii)                               25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the third Annual Meeting following the date of Option grant.

(iv)                              25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the fourth Annual Meeting following the date of Option grant.

6.6                                 Payment of Exercise Price.

(a)                                  Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), or (iv) by any combination thereof.

(b)                                 Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(c)                                  Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.7                                 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon exercise thereof. The Company shall have no obligation to deliver shares of Stock until the Participating Company Group’s tax withholding obligations have been satisfied.

7.                                       Standard Form of Option Agreement.

7.1                                 Initial Option. Unless otherwise provided for by the Board at the time an Initial Option is granted, each Initial Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Initial Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2                                 Annual Option. Unless otherwise provided for by the Board at the time an Annual Option is granted, each Annual Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Annual Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.3                                 Authority to Vary Terms. Subject to the limitations set forth in Section 3.2, the Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of Stock acquired by the Optionee upon the exercise of an Option in the event such Optionee’s Service is terminated for any reason.

8.                                       Transfer of Control.

8.1                                 Definition. A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

(a)                                  the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(b)                                 a merger or consolidation in which the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly at least a majority of the beneficial interest in the voting stock of the Company;

(c)                                  the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations where the stockholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporations to which the assets were transferred); or

(d)                                 a liquidation or dissolution of the Company.

8.2                                 Effect of Transfer of Control on Options. In the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Transfer of Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

9.                                       Beneficiary Designation. Subject to local laws and procedures, each Outside Director may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Outside Director is entitled in the event of such Outside Director’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Outside Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Outside Director in writing with the Company during the Outside Director’s lifetime. If a married Outside Director designates a beneficiary other than the Outside Director’s spouse, the effectiveness of such designation may be subject to the consent of the Outside Director’s spouse. If an Outside Director dies without an effective designation of a beneficiary who is living at the time of the Outside Director’s death, the Company will pay any remaining unpaid benefits to the Outside Director’s legal representative.

10.                                 Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

11.                                 Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), and (b) no expansion in the class of persons eligible to receive Options. Furthermore, to the extent required by Rule 16b-3, provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules hereunder. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

12.                                 Continuation of Initial Plan as to Outstanding Options. Any other provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.